Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-233861) and Form S-8 (No. 333-44094, No. 333-113794, No. 333-125056, No. 333-182807, and 333-231460) of Salem Media Group, Inc., of our report dated March 4, 2022, related to the 2021 consolidated financial statements of Salem Media Group, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Moss Adams LLP

Los Angeles, California

March 4, 2022